Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

THE BANK OF NEW YORK MELLON

(Exact name of trustee as specified in its charter)

New York	13-5160382
(State of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

240 Greenwich Street, Floor 7 East, New York, N.Y.	10286
(Address of principal executive offices)	(Zip code)

Gerdau S.A.	Gerdau Trade Inc.
(Exact name of each Registrant as specified in its charter)

Gerdau Inc.	Not Applicable
(Translation of Registrant’s name into English)

The Federative Republic of Brazil	British Virgin Islands
(State or other jurisdiction of incorporation or organization)

Not Applicable	Not Applicable
(I.R.S. employer identification number)

Av. Dra. Ruth Cardoso, 8501, 8th floor 05425-070 São Paulo, São Paulo Federative Republic of Brazil +55-11-3094-6300	Cogency Global Inc. 122 East 42nd Street, 18th floor New York, New York 10168 +1-800-221-0102
(Address and telephone number of Registrants’ principal executive offices)	(Name, address and telephone number of agent for service)

See Table of Additional Registrants below

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in Its Charter*	Translation of Registrant’s Name into English	Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Gerdau Açominas S.A.	Gerdau Steel Inc.	The Federative Republic of Brazil	Not Applicable
Gerdau Aços Longos S.A.	Gerdau Long Steel Inc.	The Federative Republic of Brazil	Not Applicable

Guaranteed Debt Securities

(Title of the indenture securities)

1.	General information. Furnish the following information as to the Trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Superintendent of Banks of the State of New York	One State Street, New York, N.Y. 10004, and One Commerce Plaza, Albany, N.Y. 12257

Federal Reserve Bank of New York	33 Liberty Street, New York, N.Y. 10045

Federal Deposit Insurance Corporation	550 17th Street, N.W. Washington, D.C. 20429

The Clearing House Association L.L.C.	New York, New York 10005

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor and any Guarantor. If the obligor or any guarantor is an affiliate of the trustee, describe each such affiliation.

None.

3-15.	Pursuant to General Instruction B of the Form T-1, no responses are included for Items 3-15 of this Form T-1 because, to the best of the Trustee’s knowledge, neither the obligor nor any guarantor is in default under any Indenture for which the Trustee acts as Trustee and the Trustee is not a foreign trustee as provided under Item 15 .

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16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1. A copy of the Organization Certificate of The Bank of New York Mellon (formerly known as The Bank of New York, itself formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T 1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672, Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637, Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121195 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152735).

4. A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-154173).

6. The consent of the Trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152735).

7. A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

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SIGNATURE

Pursuant to the requirements of the Act, the Trustee, The Bank of New York Mellon, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, State of New York, on June 3, 2025.

THE BANK OF NEW YORK MELLON

By:	/s/ Melissa Matthews
Name: Melissa Matthews
Title: Vice President

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON

of 240 Greenwich Street, New York, N.Y. 10286
And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business March 31, 2025, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

ASSETS	Dollar amounts in thousands
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	3,927,000
Interest-bearing balances	110,444,000
Securities:
Held-to-maturity securities	48,493,000
Available-for-sale debt securities	96,644,000
Equity securities with readily determinable fair values not held for trading	0
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	0
Securities purchased under agreements to resell	23,768,000
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases held for investment	35,999,000
LESS: Allowance for credit losses on loans and leases	272,000
Loans and leases held for investment, net of allowance	35,727,000
Trading assets	6,238,000
Premises and fixed assets (including right-of-use assets)	2,907,000
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	1,986,000
Direct and indirect investments in real estate ventures	0
Intangible assets	7,338,000
Other assets	18,790,000
Total assets	356,262,000

LIABILITIES

Deposits:
In domestic offices	202,806,000
Noninterest-bearing	54,490,000
Interest-bearing	148,316,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs	107,974,000
Noninterest-bearing	3,891,000
Interest-bearing	104,083,000
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	0
Securities sold under agreements to repurchase	2,958,000
Trading liabilities	1,927,000
Other borrowed money:
(includes mortgage indebtedness)	3,881,000
Not applicable
Not applicable
Subordinated notes and debentures	0
Other liabilities	7,044,000
Total liabilities	326,590,000

EQUITY CAPITAL

Perpetual preferred stock and related surplus	0
Common stock	1,135,000
Surplus (exclude all surplus related to preferred stock)	12,669,000
Retained earnings	18,503,000
Accumulated other comprehensive income	-2,635,000
Other equity capital components	0
Total bank equity capital	29,672,000
Noncontrolling (minority) interests in consolidated subsidiaries	0
Total equity capital	29,672,000
Total liabilities and equity capital	356,262,000

I, Dermot McDonogh, Chief Financial Officer of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Dermot McDonogh
Chief Financial Officer

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Robin A. Vince Jeffrey A. Goldstein Joseph J. Echevarria	Directors